Exhibit 10.6

FIVERR INTERNATIONAL LTD.

UNITED STATES SUB-PLAN
TO THE
2011 SHARE OPTION PLAN (AMENDED AND RESTATED- APRIL 2013)

1.                                      DEFINITIONS

For purposes of this Sub-Plan and any Notice of Grant issued hereunder, the following definitions and those capitalized terms defined herein shall apply solely to the provisions set forth in this Sub-Plan (as defined below) and any Notice of Grant issued hereunder:

(a)                                 “Code” shall mean the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended.

(b)                                 “Employee” shall mean any individual who is an employee of the Company or any Affiliate.

(c)                                  “ISO” shall mean an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted U.S. federal tax statute, as amended from time to time.

(d)                                 “NQSO” shall mean an Option that does not meet the requirements of, and is not governed by, the rules of Sections 421 through 424 of the Code.

(e)                                  “Plan” shall mean the Fiverr International Ltd. 2011 Share Option Plan, as amended and restated April 2013 and as may be amended from time to time.

(f)                                   “Sub-Plan” shall mean this United States Sub-Plan to the Fiverr International Ltd. 2011 Share Option Plan, as amended and restated April 2013 and as may be amended from time to time.

(g)                                  “Ten Percent Shareholder” shall mean an individual who owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates.

(h)                                 “U.S. Tax Regulations” shall mean any U.S. Treasury Regulation promulgated (or, to the extent applicable, proposed) pursuant to an applicable provision of the Code.

Any capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2.                                      GENERAL

2.1.                            This Sub-Plan shall apply only to US Optionees. The provisions specified hereunder shall form an integral part of the Plan.

2.2.                            This Sub-Plan is to be read as a continuation of the Plan and applies only to Options granted to U.S. Optionees, in order for such Options to comply with the requirements of U.S. law, and with respect to ISOs, with the provisions of Sections 421 through 424 of the Code. For the avoidance of doubt, this Sub-Plan shall not supplement or modify the Plan with respect to Options granted to any Optionee who is not a U.S. Optionee.

2.3.                            With respect to any Option granted to a U.S. Optionee, in the event of a conflict between any term or provision contained in this Sub-Plan and a term or provision of the Plan, the applicable terms and provisions of this Sub-Plan shall govern and prevail.

2.4.                            Subject to adjustment in accordance with Section 14 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under this Sub-Plan shall be one million five hundred thousand (1,500,000) Shares (the “Sub-Plan Limit”), and all such Shares may be issued pursuant to ISOs.

3.                                      ISSUANCE OF OPTION; ELIGIBILITY

3.1.                            The terms and conditions upon which Options shall be issued and exercised, including the vesting schedules and the Exercise Price, shall be as specified in the Notice of Grant to be executed and delivered pursuant to the Plan and this Sub-Plan.

3.2.                            The Board may grant Options under the Plan and this Sub-Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).

3.3.                            No ISO may be granted to any Ten Percent Shareholder, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.

3.4.                            Any U.S. Optionee who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the U.S. Optionee (each of (i) and (ii), an “Early Disposition”), shall notify the Company of such Early Disposition and of the amount realized upon such Early Disposition. For the avoidance of doubt and without derogating from Section 20 of the Plan, any tax consequences arising from an Early Disposition shall be borne exclusively by the U.S. Optionee.

3.5.                            All Options granted to any U.S. Optionee under the Plan and this Sub-Plan are intended to be NQSOs, unless the applicable Notice of Grant expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NQSO granted under the Plan and this Sub-Plan; provided that such

Option (or potion thereof) otherwise complies with the Plan’s and this Sub-Plan’s requirements relating to NQSOs.

3.6.                            In no event shall any member of the Board, the Company or any Affiliate (or their respective employees, officers or directors) have any liability to any Optionees (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

3.7.                            ISOs may only be granted to Employees of the Company or any Affiliate who are residents of the United States or who are deemed to be residents of the United States for purposes of the payment of tax. NQSOs may be granted to Employees or other service providers of the Company or any Affiliate who are residents of the United States or who are deemed to be residents of the United States for purposes of the payment of tax.

4.                                      EXERCISE OF OPTIONS

4.1.                            Each Option shall be exercisable following the Vesting Date applicable to such Option, subject to the provisions of the Plan and this Sub-Plan; provided, however, that no Option shall be exercisable after the earlier of: (i) the expiration date set forth in the Notice of Grant under which the Option was granted; (ii) in the event of the grant of ISOs, the expiration of ten (10) years from the date of grant; (iii) in the event of the grant of ISOs to Ten Percent Shareholders, the expiration of five (5) years from the date of grant; or (iv) as otherwise provided by the Plan or this Sub-Plan.

4.2.                            To the extent the aggregate Fair Market Value (determined at the date of grant) of the Shares with respect to which ISOs are exercisable for the first time by any U.S. Optionee during any calendar year under all equity plans of the Company and any Affiliate exceeds USD 100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.

5.                                      EXERCISE PRICE

5.1.                            In the case of an ISO, the Exercise Price shall be determined subject to the following:

(i)                                     in the case of an ISO granted to a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(ii)                                  in the case of an ISO granted to any U.S. Optionee who is not a Ten Percent Shareholder, the Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5.2.                            In the case of a NQSO, the Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant and shall be subject to such terms and conditions as required under Section 409A of the Code and the applicable U.S. Tax Regulations and any applicable guidance thereunder in order to exempt such Option (to the maximum extent possible) from the requirements of Section 409A of the Code.

6.                                      ADJUSTMENTS

Notwithstanding anything contained in Section 14 of the Plan, any changes or amendments to ISOs pursuant to Section 14 of the Plan shall, unless the Company determines otherwise, only be effective to the extent such changes or adjustments do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

7.                                      RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

No Option or any right with respect thereto shall be assignable, transferable, or given as collateral, nor any right with respect thereto may be given to any third party whatsoever, other than by will or by the laws of descent and distribution, or as specifically otherwise allowed under the Plan and applicable law. During the lifetime of the Optionee, all of the Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any action made directly or indirectly in contradiction to the aforementioned shall be null and void.

8.                                      AMENDMENT TO THE PLAN AND SUB-PLAN

Notwithstanding anything to the contrary in the Plan, the Company shall obtain the approval of the Company’s shareholders for any amendment to this Sub-Plan if shareholder approval is necessary or desirable to comply with any applicable law. The Board may also, but need not, require that the Company’s shareholders approve any other amendments to this Sub-Plan.

9.                                      MODIFICATION OF ISOS

With respect to U.S. Optionees, the Plan and this Sub-Plan shall be administered to comply with Sections 422 (with respect to Options intended to be ISOs) and 409A of the Code, unless otherwise specifically agreed to by the affected U.S. Optionees. Without limiting the foregoing, the Board shall not take any action without the consent of the affected Optionee, if such action would have the purpose or effect of (i) modifying, extending or renewing any ISOs (as the terms “modify,” “extend” or “renew” are referred to in Section 424(h) of the Code) held by such Optionee or (ii) causing any Options held by any U.S. Optionees to become subject to (or to lose their exemption from) the provisions of Section 409A of the Code.

10.                               EFFECTIVE DATE; TERM

10.1.                     This Sub-Plan shall be effective as of the date the Sub-Plan is approved by the Board, subject to the approval of the Plan by a majority of the votes cast by the holders of the Company’s Shares at the next annual meeting or special meeting of shareholders or by the holders of a majority of the outstanding Shares by a written consent in lieu of a meeting. Any grants made under this Sub-Plan prior to such approval shall be effective when made (unless otherwise specified by the Board at the time of grant), but shall be conditioned on, and subject to, such approval of the Sub-Plan by such shareholders.

10.2.                     Options may be granted pursuant to this Sub-Plan, until ten (10) years from the date the Plan was approved by the Board, unless the Plan is terminated by the Board, in its discretion, prior to such date, but Options granted prior to such termination may extend beyond that date.

11.                               GOVERNING LAW; VENUE

11.1.                     This Sub-Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws. Notwithstanding the foregoing, to the extent necessary for Options to comply with the requirements of US law, and to qualify as ISOs in particular, this Sub-Plan shall be governed by and construed and enforced to the maximum extent possible in accordance with the provisions of the United States Internal Revenue Code of 1986, as now in effect or as hereafter amended, specifically but not limited to Sections 421 through 424 thereof (the “Code”) and any other United States Treasury regulations promulgated (or to the extent applicable, proposed) pursuant to an applicable provision of the Code. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Sub-Plan.

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